As filed with the Securities and Exchange Commission on September 27, 1999
                                                      Registration No. 33- 67332

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            STONE ENERGY CORPORATION
             (Exact Name of Registrant as specified in its charter)

          Delaware                                          72-1235413
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                           625 E. Kaliste Saloom Road
                           Lafayette, Louisiana 70508
                                 (318) 237-0410
                    (Address of principal executive offices)

                            STONE ENERGY CORPORATION
                             1993 STOCK OPTION PLAN
                              (Full title of plan)

                              Andrew L. Gates, III
                   Vice President - Legal and General Counsel
                           625 E. Kaliste Saloom Road
                           Lafayette, Louisiana 70508
                     (Name and address of agent for service)
                                 (318) 237-0410
          (Telephone Number, including area code, of agent for service)


                                   Copies to:

                                  Alan P. Baden
                             Vinson & Elkins L.L.P.
                           1325 Avenue of the Americas
                                   17th Floor
                          New York, New York 10019-6026
                                 (917) 206-8000
                              (917) 206-8100 (fax)
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



                                EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 to the Registration Statement (No. 33-67332) is being filed solely for the purpose of amending an exhibit.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 8.  Exhibits


Exhibit
Number                             Exhibits
------                             --------

  *4.1 Stone Energy Corporation 1993 Nonemployee Directors' Stock Option Plan

  *4.2 Form of Nonemployee Directors' Stock Option Agreement

   4.3 Stone Energy Corporation 1993 Stock Option Plan, as amended and restated

  *4.4 Form of Incentive Stock Option Agreement

  *4.5 Form of Nonstatutory Stock Option Agreement

  *5.1 Opinion of Vinson & Elkins L.L.P. regarding legality

 *23.1 Consent of Arthur Andersen LLP

 *23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)

   *24 Powers of Attorney

-------------
*  Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on the 27th day of September, 1999.

                                                 STONE ENERGY CORPORATION



                                                 By: /s/ James H. Prince
                                                     --------------------------
                                                         James H. Prince
                                                Vice President, Chief Financial
                                                      Officer and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Peter Canty and James H. Prince and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.


        Signature                     Title                        Date
        ---------                     -----                        ----

  /s/ James H. Stone
  ---------------------
      James H. Stone          Chief Executive Officer        September 27, 1999
                             and Chairman of the Board
                           (principal executive officer)


 /s/ Joe R. Klutts
-----------------------
     Joe R. Klutts          Vice Chairman of the Board       September 27, 1999


/s/ D. Peter Canty
-----------------------
    D. Peter Canty         President, Chief Operating        September 27, 1999
                               Officer and Director


/s/ James H. Prince
-----------------------                                      September 27, 1999
    James H. Prince              Vice President, Chief
                            Financial Officer and Treasurer
                             (principal financial officer)


/s/ J. Kent Pierret
-------------------
    J. Kent Pierret       Vice President - Accounting,       September 27, 1999
                    Chief Accounting Officer and Controller
                         (principal accounting officer)

/s/ David R. Voelker
-----------------------
    David R. Voelker                  Director               September 27, 1999


/s/ John P. Laborde
------------------------
    John P. Laborde                   Director               September 27, 1999


/s/ Robert A. Bernhard
------------------------
    Robert A. Bernhard                Director               September 27, 1999


/s/ Raymond B. Gary
------------------------
    Raymond B. Gary                   Director               September 27, 1999


/s/ B.J. Duplantis
------------------------
    B.J. Duplantis                    Director               September 27, 1999

                                INDEX TO EXHIBITS

 Exhibit
 Number                             Exhibits
---------                           --------

   *4.1 Stone Energy Corporation 1993 Nonemployee Directors' Stock Option Plan

   *4.2 Form of Nonemployee Directors' Stock Option Agreement

    4.3 Stone Energy Corporation 1993 Stock Option Plan, as amended and restated

   *4.4 Form of Incentive Stock Option Agreement

   *4.5 Form of Nonstatutory Stock Option Agreement

   *5.1 Opinion of Vinson & Elkins L.L.P. regarding legality.

  *23.1 Consent of Arthur Andersen LLP

  *23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5)

    *24 Powers of Attorney

----------

*  Previously filed